EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Microlog Corporation


We have issued our report dated December 8, 2000, accompanying the consolidated financial statements and schedules included in the Annual Report of Microlog Corporation on Form 10-K for the year ended October 31, 2000. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Microlog Corporation on Form S-3.

/s/ Grant Thornton LLP

Vienna, Virginia
July 23, 2001